Registration No. 333- 65105

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549
                                    ------------

                        PRE-EFFECTIVE AMENDMENT NO. 4 TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                SCANA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                 South Carolina
         (State or Other Jurisdiction of Incorporation or Organization)

                                                              57-0784499
                      (I.R.S. Employer Identification No.)

         1426 Main Street Columbia, South Carolina 29201 (803) 217-9000 (Address, Including Zip Code and Telephone Number, Including Area Code,
          of Registrant's Principal Executive Offices)

H.T. Arthur, II, Senior Vice President, General Counsel and Assistant Secretary,
                1426 Main St., Columbia, SC 29201 (803) 217-8547
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

                              With copies to:

      John W. Currie, Esq.                            Kevin Stacey, Esq.
      McNair Law Firm, P.A.                       Thelen Reid & Priest LLP
 1301 Gervais Street - 17th Floor                   40 West 57th Street
  Columbia, South Carolina 29201                 New York, New York 20019
          (803) 376-2272                               (212) 603-2000

Approximate date of commencement of proposed sale to the public: After the effective date of the Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                       Proposed    Proposed
Title of Each Class     Amount     Maximum    Maximum       Amount of
of Securities to be      to be     Offering   Aggregate     Registration
   Registered          Registered   Price     Offering         Fee
                                             Per Unit*        Price*

 Medium Term Notes   $200,000,000   100%   $200,000,000     $59,000

     * Determined solely for the purpose of calculating the registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.







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


                  SUBJECT TO COMPLETION, DATED OCTOBER 27, 1998


Prospectus




                                  $200,000,000
                                SCANA Corporation
                                Medium-Term Notes
             Due From Nine Months to Thirty Years From Date of Issue


SCANA Corporation (the "Company") may from time to time offer its Medium-Term Notes (the "Notes"), in an aggregate principal amount of up to $200,000,000. The Notes will be offered at varying maturities from nine months to thirty years from their dates of issue and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity. The Notes will be designated as to series as set forth in the applicable Pricing Supplement. Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), or at a floating rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, LIBOR, the Treasury Rate or any other Base Rate set forth in the applicable Pricing Supplement, as adjusted by the Spread or Spread Multiplier (as each of such terms is hereinafter defined), if any, applicable to such Note. See "Description of Medium-Term Notes."

Each Note will be represented by either a global security (a "Book-Entry Note") registered in the name of the nominee of The Depository Trust Company or other depositary (a "Depositary"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants.

The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable Pricing Supplement, interest on each Fixed Rate Note will accrue from the date of issue and will be payable semi-annually on each April 1 and October 1 and at maturity, and interest on each Floating Rate Note will accrue from its date of issue and will be payable monthly, quarterly, semi-annually or annually, as set forth in the applicable Pricing Supplement, and at maturity.

Any applicable interest rate or interest rate formula, the issue price, the maturity, any interest payment dates, any redemption provisions, any repayment provisions and any other terms for each Note, and whether such Note will be a Book-Entry Note or a Certificated Note, will be established at the time of issuance of such Note and set forth therein and in the applicable Pricing Supplement.




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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                  Price to          Agents'               Proceeds to
                  Public(1)      Commission(2)         the Company(2)(3)

Per Note...      100.000%        .125% - .750%         99.875% - 99.250%
Total......    $200,000,000  $250,000 - $1,500,000  $199,750,000 - $198,500,000

(1) The Notes will be sold at 100% of their principal amount except as may be provided in the applicable Pricing Supplement. However, Notes will not be sold at a discount which constitutes "original issue discount" under the Internal Revenue Code of 1986, as amended.

(2) The Company will pay a commission to PaineWebber Incorporated, Credit Suisse First Boston Corporation or NationsBanc Montgomery Securities LLC, each as Agent (collectively, the "Agents"), in the form of a discount, ranging from .125% to
 .750%, depending upon the maturity of the Note, of the principal amount of any Note sold through such Agent. The Company may also sell Notes to any Agent at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent.

(3) Before deducting other expenses payable by the Company estimated to be $194,000, including reimbursement of certain of the Agents' expenses.

The Notes are being offered on a continuous basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Notes may also be sold by the Company to an Agent at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent. The Company may also sell the Notes directly to investors in those jurisdictions where it is authorized to do so or to or through other agents. The name of any such other agent and any applicable commission or discount will be set forth in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that all of the Notes offered will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or an agent, if it should solicit the offer on an agency basis, may reject any offer to purchase Notes in whole or in part.
See "Plan of Distribution."




    PaineWebber Incorporated

                     Credit Suisse First Boston

                                          NationsBanc Montgomery Securities LLC



       The date of this Prospectus is October __, 1998.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

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


Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes, including over-allotment, stabilizing and short covering transactions in the Notes, and the imposition of a penalty bid, in connection with an offering. For a description of these activities, see "Plan of Distribution."

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements, and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and such web site is located at http://www.sec.gov. The Company's common stock, without par value (the "Common Stock"), is listed for trading on the New York Stock Exchange. Reports, proxy and information statements, and other information concerning the Company may also be inspected at the offices of such Exchange, 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by the Company pursuant to the Exchange Act (File No. 1-8809), are incorporated herein by reference:

         (a) Annual Report of the Company on Form 10-K for the year ended December 31, 1997, as amended.

         (b) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering or offerings made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above that have been incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Written or telephonic requests for such copies should be directed to H. John Winn, III, Manager-Investor Relations and Shareholder Services, SCANA Corporation, Columbia, South Carolina 29218, telephone number (803) 217-9240.

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


                                   THE COMPANY

         The Company is an energy-based holding company which, through its subsidiaries, engages principally in electric and natural gas utility operations and other energy-related businesses. The Company, a South Carolina corporation having general business powers, was incorporated on October 10, 1984 and is a public utility holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is presently exempt from registration under such Act.

         The principal executive offices of the Company are located at 1426 Main Street, Columbia, South Carolina 29201, telephone (803) 217-9000, and its mailing address is Columbia, South Carolina 29218.

Regulated Businesses

         The Company's regulated subsidiaries, including South Carolina Electric & Gas Company ("SCE&G"), South Carolina Generating Company, Inc. ("GENCO") and South Carolina Pipeline Corporation ("Pipeline Corporation"), are engaged in the generation, transmission, distribution and sale of electricity, the purchase, transmission, distribution and sale at wholesale and retail of natural gas and the provision of urban bus service, in various areas of South Carolina. These subsidiaries own most of the Company's consolidated assets and, in 1997, contributed most of its consolidated net income.

Nonregulated Businesses

         The Company's other subsidiaries are engaged in the businesses of (i) marketing natural gas and light hydrocarbons, (ii) producing, storing, distributing and selling propane, (iii) providing fiber optic, video and radio communications, (iv) investing in telecommunications companies, (v) providing energy and security-related products and services to residential customers, and
(vi) power plant management and maintenance services.

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


                  SUMMARY CONSOLIDATED FINANCIAL AND OPERATING
                   INFORMATION (Millions of Dollars Except Per
                                 Share Amounts)
                                   (Unaudited)



                                       Six Months Ended            Twelve Months Ended
                                        June 30,                    December 31,
                                     1998       1997         1997        1996        1995
                                    ------     ------       ------      ------      ------

Statement of Income Data

  Operating Revenues:
    Electric .....................    $569        $500         $1,103     $1,107      $1,006
    Gas...........................     224         216            419        403         343
    Transit.......................       1           -              1          3           4
                                      ----        ----         ------     ------      ------
      Total Operating Revenues....     794         717          1,523      1,513       1,353

  Operating Expenses..............     629         575          1,209      1,199       1,065
                                      ----        ----         ------     ------      ------

  Operating Income................     165         142            314        314         288

  Other Income....................       6          10             38         29           8

  Net Income......................    $106        $ 87         $  221     $  215      $  168

 Earnings Per Weighted Average
    Common Share..................   $1.00        $.81         $ 2.06     $ 2.05      $ 1.70

  Dividends Declared Per
    Common Share..................    $.77       $.755          $1.57      $1.47       $1.44

  Weighted Average Common
    Shares Outstanding (Millions).   106.8       106.8          107.1      105.1        99.0

  Electric Territorial Sales
   (Gigawatt Hours)...............   9,135       8,323         17,968     18,010      17,583







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


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of consolidated earnings to fixed charges for the Company for the five years ended December 31, 1997 and for the six months ended June 30, 1998. For purposes of calculating the ratio, earnings consist of the sum of (i) net income, (ii) the provision for income taxes and
(iii) fixed charges exclusive of interest capitalized.  Fixed charges consist of
(i) interest expense, whether expensed or capitalized, (ii) amortization of deferred loan costs, whether expensed or capitalized, and (iii) one-third of net rental expense, which is deemed to be representative of an interest factor.

    Six Months                            Year Ended December 31,
  Ended June 30, 1998               1997     1996     1995     1994    1993
  -------------------             ---------------------------------------

       3.74                        3.65     3.60     3.00     2.55    3.38


                                 USE OF PROCEEDS

         The proceeds from the sale of the Notes may be used to fund business activities in nonutility subsidiaries, to reduce short-term debt incurred in connection therewith or for general corporate purposes.

                      DESCRIPTION OF THE MEDIUM-TERM NOTES

         The Notes will be issued as debt securities ("Debt Securities") under an Indenture dated as of November 1, 1989 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). A copy of the Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain terms of the Notes, the Debt Securities and the Indenture is subject in all respects to, and is qualified in its entirety by, all of the provisions of the Indenture, including the definitions of certain terms used herein. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Indenture. Whenever any particular section of the Indenture or any term defined therein is referred to, such section or definition is incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

General

         The Notes will be designated as to series as set forth in the applicable Pricing Supplement. The Notes and all other Debt Securities of any series issued under the Indenture will be unsecured and will in all respects be equally and ratably entitled to the benefits of the Indenture with respect to such series, without preference, priority, or distinction, and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. (Section 301)

         While the Indenture does not limit the amount of Debt Securities that can be issued thereunder, the Notes offered pursuant to this Prospectus will be limited to an aggregate principal amount of $200,000,000. (Section 301)

         The Notes will be offered on a continuous basis and will mature at par on any Business Day (as hereinafter defined) from nine months to thirty years from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption or repayment prior to maturity at the price or prices and on the date or dates as specified in the applicable Pricing Supplement. Each Note will bear interest at either (i) a fixed rate (a "Fixed Rate Note") or (ii) a floating rate determined by reference to the interest rate basis or a combination of interest rate bases (the "Base Rate") specified in the applicable Pricing Supplement (a "Floating Rate Note") that may be adjusted by a Spread or Spread Multiplier (each as hereinafter defined). "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and, with respect to LIBOR Notes (as hereinafter defined), is a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U. S. Dollars are transacted in the London interbank market.

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



         Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Except as set forth under "Book-Entry System," Book-Entry Notes will not be issuable in certificated form. The authorized denominations of the Notes will be $1,000 and integral multiples of $1,000 in excess thereof. (Section 301 and 302)

     "Holder," with respect to a Note, means the person in whose name such Note is registered in the Security Register (as hereinafter defined). The Holder of each Book-Entry Note will be the nominee of the Depositary. As such, that nominee, and not the owners of beneficial interests in such Book-Entry Note, will be entitled to payments and the other rights of Holders hereinafter described with respect to such Book-Entry Note. See "Book-Entry System."

         The Pricing Supplement relating to each Note will describe the following terms: (1) whether such Note is a Fixed Rate Note or a Floating Rate Note; (2) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (3) the date on which such Note will be issued (the "Original Issue Date"); (4) the date on which such Note will mature (the "Maturity Date"); (5) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest and the interest payment dates; (6) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread or Spread Multiplier, if any (all as hereinafter defined), and any other terms relating to the particular method of calculating the interest rate for such Note; (7) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to the Maturity Date and, if so, the provisions relating to such redemption or repayment; (8) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (9) any other terms of such Note not inconsistent with the provisions of the Indenture.

Payment of Principal and Interest

         Until the Notes are paid or payment thereof is provided for, the Company will, at all times, maintain a paying agent (the "Paying Agent") in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, as Paying Agent. The Company will notify the Trustee in accordance with the Indenture of any change in the Paying Agent or its address. (Section 1002)

         Unless otherwise specified in the applicable Pricing Supplement, payments of interest on Notes (other than interest payable at maturity or upon earlier redemption or repayment) will be made by mailing a check to the Holder at the address of such Holder appearing on the Security Register on the applicable Record Date (as hereinafter defined). The Indenture provides that, in the event of a default in the payment of interest, the Company may (i) fix a Special Record Date, in which case interest on the Notes shall be paid to the Holder at the close of business on such Special Record Date, or (ii) make payment in any other lawful manner. Unless otherwise specified in the applicable Pricing Supplement, principal and any premium and interest payable at maturity or upon earlier redemption or repayment in respect of a Note will be paid in immediately available funds upon surrender of such Note at the office of the Paying Agent. (Sections 307 and 1105)

         All moneys paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) and interest, if any, on any Note which remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will, upon request of the Company, be repaid to the Company and the Holder of such Note will thereafter look only to the Company for payment thereof. (Section 1003)

         Any payment required to be made in respect of a Note on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment; provided, however, that with respect to an Interest Payment Date on any LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. (Section
114)

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


         The "Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days (unless otherwise specified in the applicable Pricing Supplement) immediately preceding such Interest Payment Date whether or not such date shall be a Business Day. Interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Record Date next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date; and provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

         All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point being rounded upwards.

Fixed Rate Notes

         Each Fixed Rate Note will bear interest from its Original Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Unless otherwise set forth in an applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semi-annually each April 1 and October 1 (each an "Interest Payment Date") and at maturity or upon earlier redemption or repayment. Each payment of interest in respect of an Interest Payment Date shall include interest accrued to but excluding such Interest Payment Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

         Each Floating Rate Note will bear interest at rates determined by reference to the Base Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any (each as specified in the applicable Pricing Supplement) until the principal thereof is paid or made available for payment. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Base Rate is calculated. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note: (a) the Commercial Paper Rate ( a "Commercial Paper Rate Note"); (b) LIBOR (a "LIBOR Note"); (c) the Treasury Rate (a "Treasury Rate Note"); or (d) such other Base Rate as is set forth in the applicable Pricing Supplement.

         Any Floating  Rate Note may also have either or both of the  following:
(i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (the "Maximum Interest Rate"); and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (the "Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or for such other period (the "Interest Reset Period"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the date or dates on which the rate of interest will be reset (each an "Interest Reset Date") will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week; in the case of Floating Rate
Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes that reset semi-annually, the third Wednesday of the two months specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset for other periods, the day of the week and month or months specified in the applicable Pricing Supplement.

         If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. If an applicable auction of Treasury Bills (as hereinafter defined) falls on a day that would otherwise be an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the next Business Day.

         Interest on each Floating Rate Note will be payable monthly, quarterly, semi-annually or annually (the "Interest Payment Period"). Except as provided below or in the applicable Pricing Supplement, the Interest Payment Date will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes with a semi-annual Interest Payment Period, the third Wednesday of the two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Payment Period, the third Wednesday of the month specified in the applicable Pricing Supplement.

         Interest payments on each Interest Payment Date for Floating Rate Notes (except in the case of Floating Rate Notes which reset daily or weekly) will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. In the case of Floating Rate Notes that reset daily or weekly, interest payments will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to, and including, the Record Date immediately preceding the applicable Interest Payment Date, and at maturity the interest payable will include interest accrued from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid as the case may be, to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as hereinafter defined) pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum or Minimum Interest Rate limitation referred to above and to any adjustment by a Spread or a Spread Multiplier referred to above; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date set forth in the Pricing Supplement with respect to a Floating Rate Note will be the "Initial Interest Rate" specified in the applicable Pricing Supplement.

         The "Interest Determination Date" pertaining to an Interest Reset Date for a Commercial Paper Rate Note will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury Bills of the Index Maturity specified on the face of the Treasury Rate Note are auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

         The "Calculation Date," where applicable, pertaining to any Interest Determination Date is the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day.

         Unless otherwise specified in the applicable Pricing Supplement, The Bank of New York shall be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes. Upon request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

Commercial Paper Rate Notes

         Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and the applicable Pricing Supplement.

         "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "Commercial Paper -Nonfinancial." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in the City of New York (which may include one or more of the Agents) selected by the Calculation Agent (after consultation with the Company) for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting rates as set forth in this sentence, the Commercial Paper Rate in effect for the applicable period will be the Commercial Paper Rate determined as of the immediately preceding Commercial Paper Rate Interest Determination Date.

         "Money  Market  Yield"  shall  be a yield  (expressed  as a  percentage
rounded,  if  necessary,  to  the  nearest   hundred-thousandth  of  a  percent)
calculated in accordance with the following formula:

                       Money Market Yield = DX360    x 100
                                          360-(DXM)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR Notes

         Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the LIBOR Note and in the applicable Pricing Supplement.

         "LIBOR"  means  the  rate  determined  by  the  Calculation   Agent  in
accordance with the following provisions:

         (a) With respect to an Interest Determination Date relating to a LIBOR Note (a "LIBOR Interest Determination Date"), LIBOR will be, as specified in the applicable Pricing Supplement, either
                  (i) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the

12
                  offered rates for deposits in the Designated LIBOR Currency (as hereinafter defined) having the
                  Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page (as hereinafter defined) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page, or (ii) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two offered rates appear, or if no rate appears, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (b) below.

     (b) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page, as specified in (a)(i) above, or on which no rate appears on the Designated LIBOR Page, as specified in
(a)(ii) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable Pricing Supplement are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent (after consultation with the Company) to prime banks in the London interbank market commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M., in the applicable Principal Financial Center (as hereinafter defined) on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center (which may include one or more of the Agents or their respective affiliates) selected by the Calculation Agent (after consultation with the Company) for loans in the Designated LIBOR Currency to leading banks having the Index Maturity specified in the applicable Pricing Supplement commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as set forth in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR determined on the immediately preceding LIBOR Interest Determination Date.

         "Designated LIBOR Currency" means, with respect to any LIBOR Note, the currency (including composite currency units), if any, designated in the applicable Pricing Supplement as the currency for which LIBOR will be calculated. If no such currency is designated in the Note and the applicable Pricing Supplement, the Designated LIBOR Currency shall be U.S. dollars.

         "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service on the page designated in the applicable Pricing Supplement (or such other page as may replace such designated page on that service for the purpose of displaying London interbank offered rates of major banks for the related Designated LIBOR Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or such other page as may replace such designated page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the related Designated LIBOR Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Designated LIBOR Currency, page 3750) had been specified.


"Principal Financial Center" means, as with respect to any LIBOR Note, the capital city of the country that issues as its legal tender the Designated LIBOR Currency of such Note, except that with respect to U.S. dollars and European Currency Units (as defined and revised from time to time by the Council of the European Communities), the Principal Financial Center shall be The City of New York and Brussels, respectively.

Treasury Rate Notes

         Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread or Spread
Multiplier, if any) specified in the Treasury Rate Note and in the applicable Pricing Supplement.

         "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills - auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of Treasury. In the event that the results of the auction of Treasury Bills having the specified Index Maturity are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents) selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth in this sentence, the Treasury Rate in effect for the applicable period will be the Treasury Rate determined on the immediately preceding Treasury Rate Interest Determination Date.

Optional Redemption, Repayment and Repurchase

         The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to Stated Maturity or that such Note will be redeemable at the option of the Company, in whole or in part, on any date on or after the date designated as the "Initial Redemption Date" in such Pricing Supplement, at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. The Company may exercise such option by notifying the Trustee at least 45 days prior to the date of redemption. At least 30 but not more than 60 days prior to the date of redemption the Trustee shall mail notice of such redemption by first class mail, postage prepaid, to the Holder of such Note. In the event of redemption of a
Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder thereof upon the cancellation thereof. The Notes will not be subject to any sinking fund.

         The Pricing Supplement relating to each Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which, together with accrued interest to such Optional Repayment Date, such Note may be repaid on each such Optional Repayment Date.

         In order for a Note to be repaid, the Paying Agent for such Note must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date (i) such Note with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such Note, the principal amount of such Note to be repaid, the certificate number or a description of the tenor and terms of such Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Any tender of a Note by the Holder for repayment (except as specified in the applicable Pricing Supplement) shall be irrevocable. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of such Note provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination.

         The Depositary's nominee will be the Holder of any Book-Entry Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

         The Company may at any time purchase Notes or ownership interests in Book-Entry Notes at any price in the open market or otherwise. Notes or interests so purchased by the Company may, at the discretion of the Company, be held or resold or retired.

Registration and Transfer

         Notes will be exchangeable for other Notes containing identical terms and provisions, in any authorized denominations, and of like aggregate principal amount. (Section 305)

         The Company is required to keep or cause to be kept, at an office or agency designated by it, a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and of transfers thereof. Notes may be presented for exchange as provided above, and for registration of transfer, at the office of the Security Registrar or at any office or agency designated by the Company for such purpose with respect to the Notes. Every Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of any Note. The Company has initially appointed the Trustee as Security Registrar under the Indenture. (Section 305) The Company may from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for such purposes and may from time to time rescind such designations; provided that it continues to maintain such an office or agency in each Place of Payment as required by the Indenture. (Section 1002)

         The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not to be redeemed. (Section 305)

Book-Entry System

         Upon issuance, all Book-Entry Notes having the same Original Issue Date and otherwise having identical terms will be represented by a global security. If, however, the aggregate principal amount of any Book-Entry Note would exceed $200 million, one certificate will be issued with respect to such $200 million principal amount and an additional certificate will be issued with respect to the remaining principal amount. Each global security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary. Book-Entry Notes will not be exchangeable for Certificated Notes and, except under the circumstances described below, will not otherwise be issuable in definitive form. The specific terms of any depositary relationship with respect to the Notes, if other than as described below, will be described in the applicable Pricing Supplement.

         The Depository Trust Company ("DTC"), New York, NY, will act as the initial Depositary for the Notes.

         DTC has advised the Company and the Agents that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (the "Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants" and together with the Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

         To facilitate subsequent transfers, all Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to DTC. If less than all of the Notes with the same issue date and otherwise having identical terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such Notes to be redeemed.

         Neither DTC nor Cede & Co. will consent or vote with respect to Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Participants as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Principal and interest payments on the Notes will be made to Cede & Co. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Agents, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of the Company or the Paying Agent. Disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Company or the Paying Agent. Under such circumstances, in the event that a successor Note depositary is not obtained, Note certificates are required to be printed and delivered.

         The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Note depositary). In that event, Note certificates are required to be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but neither the Company nor any of the Agents takes any responsibility for the accuracy thereof.

         Neither the Company, the Trustee, the Paying Agent nor any Agent will have any responsibility or obligation to the Depositary, any Participant in the book-entry system or any Beneficial Owner with respect to (i) the accuracy of any records maintained by the Depository or any Participant; (ii) the payment by the Depository or any Participant of any amount due to any Beneficial Owner in respect of the principal amount or purchase price or redemption price of, or interest on, any Note; (iii) the delivery of any notice by the Depository or any Participant; (iv) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Notes; or (v) any other action taken by the Depository or any Participant.

Maintenance of Corporate Existence

         The Indenture provides that, except in the case of certain sales, leases or conveyances of assets, consolidations and mergers described hereinafter under the caption "Consolidation, Merger, Sale or Conveyance," the Company will maintain its corporate existence and that of SCE&G and GENCO and the rights and franchises of the Company and SCE&G and GENCO; provided, however, that the Company will not be required to preserve (a) the corporate existence of any Subsidiary other than SCE&G and GENCO or (b) any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries considered as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders of the Outstanding Securities of any series. (Sections 801 and
1006)

Restrictions on Liens

The Indenture provides that neither the Company nor any Subsidiary will issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by a mortgage, lien, pledge or other encumbrance ("Mortgages") upon any property of the Company or any of its Subsidiaries without effectively providing that the Debt Securities of each series (together with, if the Company so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the Debt Securities) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured, except that this restriction will not apply to: (a) Mortgages to secure Debt issued under (i) the Indenture, dated April 1, 1993, between SCE&G and NationsBank, N.A., (ii) the Indenture of Mortgage, dated January 1, 1945, between SCE&G and Chase Manhatten Bank, (iii) the Mortgage and Security Agreement, dated August 21, 1992, between GENCO and The Prudential Insurance Company of America and (iv) the Indenture of Mortgage, dated December 1, 1977, between Pipeline Corporation and Citibank,

N.A., each as amended and supplemented to date and as it may be hereafter amended and supplemented from time to time ("Existing Mortgages") or any extension, renewal, or replacement of any of them; (b) Mortgages affecting property of a corporation existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with the Company or a Subsidiary; (c) Mortgages on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of, or within 12 months after the acquisition for the purpose of financing all or part of the purchase price thereof; (d) Mortgages on any property to secure all or part of the cost of improvements or construction thereon or Debt incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;
(e) Mortgages which secure only indebtedness owing by a Subsidiary to the Company or to a Subsidiary; (f) certain Mortgages to government entities, including mortgages to secure debt incurred in pollution control or industrial revenue bond financings; (g) Mortgages required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either; (h) Mortgages to secure loans to the Company or any Subsidiary maturing within 12 months from the creation thereof and made in the ordinary course of business; (i) Mortgages on any property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration, drilling or development thereof or to secure Debt incurred to provide funds for any such purpose; (j) Mortgages existing on the date of the Indenture; (k) "Excepted Encumbrances" and "Permitted Encumbrances" as such terms are defined in any of the Existing Mortgages; (l) certain Mortgages typically incurred in the ordinary course of business; and (m) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (b) through (l). Notwithstanding the foregoing, the Company and any one or more Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee Debt secured by Mortgages in an aggregate principal amount which (not including Debt permitted to be secured under clauses (a) to (m) inclusive above) does not at any one time exceed 10% of Consolidated Net Tangible Assets (as hereinafter defined) of the Company and its consolidated Subsidiaries. (Section 1009)

         "Consolidated Net Tangible Assets" is defined as the total amount of assets appearing on the consolidated balance sheet of the Company and its Subsidiaries less, without duplication, the following: (a) reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes; (b) intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and
(c) appropriate adjustments on account of minority interests of other Persons holding voting stock in any Subsidiary of the Company. (Section 101)

Events of Default

         Unless otherwise set forth in an applicable Pricing Supplement, the following constitute events of default under the Indenture with respect to Debt Securities of any series: (1) default in the payment of principal of (and premium, if any, on) any Debt Security of that series when due; (2) default in the payment of interest or any other amount on any Debt Security of that series when due and the continuation thereof for a period of 30 days; (3) default in the deposit of any sinking fund payment when due and the continuation thereof for a period of three business days; (4) default in the performance or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of one or more series of debt securities other than the Debt Securities of that series), and the continuation thereof for 60 days after written notice to the Company as provided in the Indenture; (5) default in the payment of principal of or interest on, or acceleration of, securities of any other series issued under the Indenture or under any other bond, debenture, note or other evidence of indebtedness of the Company, SCE&G or GENCO for borrowed money, in an aggregate amount exceeding $10,000,000, and the continuation thereof for ten days after written notice to the Company as provided in the Indenture; and (6) certain events of bankruptcy, insolvency or reorganization. (Section 501)

         If an event of default occurs and is continuing with respect to Debt Securities of any series, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount of all Debt Securities of that series to be due and payable immediately by written notice to the Company. At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration and its consequences. (Section 502)

The Indenture provides that the Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity acceptable to the Trustee. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. The right of a Holder of any Debt Security or coupon to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal (and premium, if any) and interest when due (subject, in the case of interest, to certain limited exceptions) and to institute suit for the enforcement of any such payment. The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, is required to give the Holders of the Debt Securities of such series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of (or premium, if any) or interest or other amount payable on any Debt Security, the Trustee may withhold such notice if it determines that it is in the interest of such Holders to do so. (Sections 507, 508, 512, 602 and
603)

Consolidation, Merger, Sale or Conveyance

         The Indenture provides that the Company may, without the consent of the Holders of the Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into another corporation, provided (1) the Company is the continuing corporation, or, if the Company is not the continuing corporation, the successor corporation assumes by a supplemental indenture the Company's obligations under the Indenture and (2) immediately after giving effect to such transaction there shall be no default in the performance of any such obligations. (Section 801)

Modification, Waiver and Meetings

         Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of a majority in principal amount of each series of Outstanding Debt Securities affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity or Redemption Date of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any other amount payable in respect thereof or any premium payable on the redemption thereof; (2) reduce the principal amount of any Debt Security which is an Original Issue Discount Security that would be due upon a declaration of acceleration of the Maturity thereof; (3) change the place or currency of any payment of principal of or any premium or interest on any Debt Security; (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the Stated Maturity or redemption date thereof; (5) reduce the percentage in principal amount of Outstanding Debt Securities of any series for which the consent of the Holders is required to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture, or reduce certain quorum or voting requirements of the Indenture; or (6) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive any past default. Modification and amendment of the Indenture may be effected by the Company and the Trustee without the consent of the Holders (a) to add to the covenants of the Company for the benefit of the Holders or to surrender a right or power conferred on the Company in the Indenture, (b) to secure the Debt Securities, (c) to establish the form or terms of any series of Debt Securities, or (d) to make certain other modifications, generally of a ministerial or immaterial nature. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Debt Securities of a series may waive past defaults with respect to such series under the Indenture and may waive compliance by the Company with certain provisions of the Indenture with respect to such series. (Sections 513, 901, 902 and 1010)

A meeting of the Holders of Debt Securities of a series may be called at any time by the Trustee and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section
1402) Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series. (Section 1404)

Notices

     Notices to Holders of the Notes will be given by mail to the addresses of such Holders as they appear in the Securities Register. (Section 106)

Evidence of Compliance

         The Company is required under the Trust Indenture Act to furnish the Trustee not less often than annually a certificate as to the Company's compliance with the conditions and covenants under the Indenture.


Defeasance

         With respect to Debt Securities of any series, the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, maintain paying agencies, and hold moneys for payment in trust) if the Company deposits with the Trustee, in trust, money or Federal Securities which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, premium, if any, and interest on, the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. (Section 401)


                              PLAN OF DISTRIBUTION

         The Notes are being offered on a continuous basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase Notes. Initial purchasers may propose certain terms of the Notes, but the Company will have the sole right to accept offers to purchase Notes and may reject proposed purchases in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised and without notice to the Company, to reject any proposed purchase of Notes in whole or in part. The Company will pay a commission to each Agent, in the form of a discount, ranging from .125% to .750%, depending upon the Stated Maturity of the Note, of the principal amount of any Note sold through such Agent. The Company may arrange for Notes to be sold through each Agent acting as underwriter or may sell Notes directly to investors on its own behalf or through other agents. In the case of sales made directly by the Company, no commission will be paid. The name of any such other agent and any applicable commission or discount will be set forth in the applicable Pricing Supplement. The Company also may sell Notes to each Agent as principal for its own account at a price to be agreed upon at the time of sale. Such Notes may be resold to one or more investors and other purchasers at varying prices related to prevailing market prices at the time of resale or, if so agreed, at a fixed initial public offering price, to be determined by such Agent. An Agent may resell Notes purchased as principal to broker-dealer(s) for resale to the public. Any concessions allowed by an Agent to any such broker-dealer(s) shall not be in excess of the commission or discount received by the Agent from the Company. The Company has agreed to reimburse the Agents for certain expenses.

         No Note will have an established trading market when issued. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. Each Agent may make a market in the Notes, but such Agent is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any Notes, or that all of the Notes offered will be sold.

Each Agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"). The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that such Agent may be required to make in respect thereof.

         In connection with certain types of offers and sales of the Notes, the Agents may purchase and sell Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with such offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes; and syndicate short positions involve the sale by the Agents of a greater principal amount of Notes than they are required to purchase from the Company. The Agents also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Notes sold for their account may be reclaimed by the syndicate if such Notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the sale of the Notes are being passed upon for the Company by the McNair Law Firm, P.A., Columbia, South Carolina and by H. T. Arthur, II, Esq. of Columbia, South Carolina, who is Senior Vice President and General Counsel, Assistant Secretary and a full-time employee of the Company. The legality of the Notes will be passed upon for any underwriters, dealers or agents by Thelen Reid & Priest LLP, New York, New York. Thelen Reid & Priest LLP will rely on the opinion of H.T. Arthur, II, Esq. with respect to matters of South Carolina law.

         At September 15, 1998 H. T. Arthur, II, Esq. owned beneficially 7,046 shares of the Company's Common Stock, including shares acquired by the trustee under its Stock Purchase-Savings Plan by use of contributions made by Mr. Arthur and earnings thereon, and including shares purchased by the trustee by use of Company contributions and earnings thereon. From time to time, Thelen Reid & Priest LLP has represented the Company and its subsidiaries with respect to matters unrelated to the offering of the Notes.

                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, and have been incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No person has been authorized to give                       $200,000,000
any information or to make any representations
in connection with this offering other
than those contained in this Prospectus
and the accompanying Pricing Supplement,
and if given or made, such other information              SCANA CORPORATION
and representations must not be relied upon
as having been authorized by the Company
or the Agents.  Neither the delivery of
this Prospectus and the accompanying
Pricing Supplement nor any sale made
thereunder shall, under any
circumstances, create any implication
that there has been no change in the affairs
of the Company since the date hereof or thereof
or that the information contained herein or
therein is correct as of any time subsequent
to its date.  This Prospectus and the
accompanying Pricing Supplement do not
constitute an offer to sell or a solicitation
of any offer to buy any securities other than           Medium-Term Notes,
the   registered    securities   to   which
they   relate.       This    Prospectus   and
the    accompanying Pricing
Supplement do not constitute an offer to sell
or a solicitation of an offer to buy such                  Due From Nine Months
securities in any circumstances in which such               to Thirty Years
offer or solicitation is unlawful.                          From Date of Issue




        TABLE OF CONTENTS

                                     Page                          SCANA

           Prospectus

Available Information...............  3                          Prospectus
Incorporation of Certain
  Documents by Reference............  3
                                                              ----------------
The Company.........................  5
Summary Consolidated Financial
  and Operating Information.........  5
Ratio of Earnings to Fixed Charges..  6
Use of Proceeds.....................  6                PaineWebber Incorporated
Description of the                                   Credit Suisse First Boston
  Medium-Term Notes.................  6   NationsBanc Montgomery Securities LLC
Plan of Distribution................ 18
Legal Opinions...................... 18                      October  , 1998
Experts............................. 18

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         Securities and Exchange Commission filing fee.........   $59,000
         Printing Expenses.....................................   20,000#
         Blue Sky and Legal fees...............................   80,000#
         Accounting services...................................   20,000#
         Miscellaneous.........................................   15,000#
                                                                  -------
         Total................................................. $194,000#

# Estimated

Item 15. Indemnification of Directors and Officers

         The South Carolina Business Corporation Act of 1988 permits, and the Registrant's By-Laws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of civil actions, reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's By-Laws require indemnification of directors and officers with respect to expenses actually and necessarily incurred by them in connection with the defense or settlement of any action, suit or proceeding in which they are made parties by reason of having been a director or officer, except in relation to matters as to which they shall be adjudged to be liable for willful misconduct in the performance of duty and to such matters as shall be settled by agreement predicated on the existence of such liability. In addition, the Registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The Registrant's Restated Articles of Incorporation provide that no director of the Registrant shall be liable to the Registrant or its shareholders for monetary damages for breach of his fiduciary duty as a director occurring after April 26, 1989, except for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions or (iv) any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits

         Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 17. Undertakings

         The undersigned Registrant hereby undertakes:

         (1)......To  file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2)......That,  for the purpose of determining  any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)......To remove from registration by means of a post-effective amendment any of the securities being registered whichremain unsold at the termination of the offering.

         (4)......That,  for purposes of  determining  any  liability  under the
Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, except for the assignment of a security rating pursuant to transaction requirement B-2 of Form S-3, which requirement the registrant reasonably believes will be met at the time of effectiveness, and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on September 30, 1998.

(REGISTRANT)......                        SCANA Corporation

                          By:    /s/W.B. Timmerman
(Name & Title):...               W.B. Timmerman., Chairman of the Board, Chief
                                 Executive Officer, President and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

(i) Principal executive officer:



By:      .........         /s/W.B. Timmerman
(Name & Title):...         W.B. Timmerman, Chairman of the Board, Chief
                           Executive Officer, President and Director
Date:    .........         September 30, 1998

(ii) Principal financial and accounting officer:



By:      .........         /s/K.B. Marsh
(Name & Title):...         K. B. Marsh, Senior Vice President, Chief
                           Financial Officer and Controller
Date:                      September 30, 1998

(iii) Other Directors:


     * B. L. Amick; J.A. Bennett, W. B. Bookhart, Jr.; W. T. Cassels, Jr.; H. M. Chapman; E. T. Freeman; L.M. Gressette, Jr., W. H. Hipp; L.M. Miller, F. C. McMaster; J. B. Rhodes; M.K. Sloan, W.B. Timmerman


* Signed on behalf of each of these persons:



         /s/K. B. Marsh
         K.B. Marsh
         (Attorney-in-Fact)

                                SCANA CORPORATION
                                  EXHIBIT INDEX
         .........                                            Sequentially
                                                                Numbered
Number                                                           Pages
    1. Underwriting Agreement
       Form of Selling Agency Agreement (Filed herewith)........   27

    2. Plan of acquisition, reorganization, arrangement, liquidation or succession
       Not applicable

    4. Instruments defining the rights of security holders, including indentures

       A. Indenture, dated as of November 1, 1989
          between the Registrant and The Bank of
          New York, as Trustee (Filed as Exhibit 4-A
          to Registration Statement No. 33-32107)...............   #

    5.  Opinion re legality

        Opinion of H. Thomas Arthur, Esq. (Filed herewith)......   81

    8.  Opinion re tax matters
        Not Applicable

    12. Statement Re Computation of Ratios (Filed herewith).....   82

    15. Letter re unaudited interim financial information
        Not Applicable

    23. Consents Of Experts and Counsel

        A. Consent of Deloitte & Touche LLP (Filed herewith)....   83
        B. Consent of H. Thomas Arthur (Included in his opinion filed as Exhibit 5)

    24. Power Of Attorney
        (Filed herewith)........................................   84

    25. Statement of eligibility of trustee
        Statement of eligibility of The Bank of
         New York, as Trustee (Form T-1) (Filed herewith).......   85

    26. Invitation for competitive bids
        Not applicable

    27. Financial Data Schedule
        Not Applicable

    99. Additional Exhibits
        Not Applicable


# Incorporated herein by reference as indicated.

                                SCANA Corporation

                         $200,000,000 Medium-Term Notes
                      Due From Nine Months to Thirty Years
                               From Date of Issue

PaineWebber Incorporated
Capital Markets - 11th Floor
1285 Avenue of the Americas
New York, NY  10019

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY  10010

NationsBanc Montgomery Securities LLC
NationsBank Corporate Center
100 North Tryon Street; NC1-007-07-01
Charlotte, NC  28255

                            Selling Agency Agreement

                                                         ____________ __, 1998
                                                          New York, New York
Dear Sirs:

         SCANA Corporation, a South Carolina corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $200,000,000 aggregate principal amount of its Medium-Term Notes, Due from Nine Months to Thirty Years from Date of Issue (the "Notes") . The Notes will be issued under an indenture (the "Indenture") dated as of November 1, 1989 between the Company and The Bank of New York, as trustee (the "Trustee"). Unless otherwise set forth in a supplement to the Prospectus referred to below, the Notes will be issued in fully registered form in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, and in bearer form in multiples of $5,000, and will have the annual interest rates, maturities and, if appropriate, other terms set forth in such supplement to the Prospectus. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a), the Medium-Term Note Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or supersedes such Procedures with respect to the Notes issued pursuant to such Terms Agreement). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents") , the term the "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you are acting in both such capacities or in either such capacity.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (h) hereof.

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") registration statement on such Form (File Number: 333-65105), including a prospectus (the "Prospectus"), which a registration statement has become effective, for the registration under the Act of $200,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a) (1)
(ix) or (x) under the Act and complies in all other material respects with said Rule. In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act supplements to the Prospectus specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

                  (b) As of the Execution Time (as defined by Section 1(h)), on the Effective Date (as defined by Section 1(h)), when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined by Section 2(b)) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement (as defined by Section 1(h)), as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Securities

  Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder;
  (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

                  (d) Each of the Company, South Carolina Electric & Gas Company, South Carolina Pipeline Corporation and South Carolina Generating Company, Inc. (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

                  (e) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of the Company, after due inquiry, any other security interests, claims, liens or encumbrances.

                  (f) The Company's authorized equity capitalization is as set forth in the Registration Statement; and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the third sentence of Section l(a) of this Agreement).

                  (g) The Company is a public utility holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is exempt from registration as such under such Act; and the Company is not subject to registration under the Investment Company Act of 1940, as amended.

                  (h) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean the date that Registration Statement No. 333-65105 and any subsequent post-effective amendment or amendments to the Registration Statement became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

                  (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

         On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b) , under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

         The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

         Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent.

         If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result to such default by the Company.

                  (b) Subject to the terms and conditions stated herein, whenever the Company and any Agent determine that the Company shall sell Notes directly to such Agent as Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement, unless otherwise agreed by the Company and such Agent, and any supplemental agreement relating thereto (which may be an oral or written agreement) between the Company and the Purchaser. Each such supplemental agreement (which shall be substantially in the form of Exhibit
B) is herein referred to as a "Terms Agreement." Each Terms Agreement shall describe (whether orally or in writing) the Notes to be purchased by the Purchaser pursuant thereto, and shall specify the principal amount of such Notes, the maturity date of such Notes, the rate at which interest will be paid on the Notes and the record dates for each payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers, or a letter from the Company's independent public accountants as described in Section 6(b). Such Terms Agreement shall also specify the period of time referred to in
Section 4(m). The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

         Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

         Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Agent at varying prices from time to time. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or purchasers.

         3.       Offering and Sale of Notes.

         Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         4.       Agreements.  The Company agrees with you that:

                  (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus (except (i) periodic or current reports filed under the Exchange Act or (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes). Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any part thereof, or the institution or threatening of any proceeding for that purpose, or if the Company has knowledge that any such action is contemplated by the Commission, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to any of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder. Notwithstanding the foregoing, if, at the time of any notification to suspend solicitations, any Agent shall own any of the Notes with the intention of reselling them, or the Company has accepted an offer to purchase Notes but the related settlement has not occurred, the Company, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                  (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement. The Company also will furnish to each of you copies of all other press releases or announcements to the general public. The Company will immediately notify each of you of any downgrading in the rating of the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Company learns of any such downgrading or proposal to downgrade.

                  (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including all amendments and exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

                  (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

                  (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

                  (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses), if any, incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

                  (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement.

                  (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(e) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

                  (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement
(i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you written opinions of counsel to the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinions referred to in Sections 5(b) and 5(c) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

                  (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish to each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in
Section 5(f) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

                  (m) During the period, if any, specified (whether orally or in writing) in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell, contract to sell or announce the proposed issuance of any debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

         5.       Conditions to the Obligations of the Agents.

         The obligation of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of each Closing Date and on the date of each solicitation, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement, or any part thereof, shall have been issued and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company or any Agent, be contemplated by the Commission.

                  (b) The Company shall have furnished to each Agent the opinion of its General Counsel, or an Associate General Counsel for the Company designated by its General Counsel, dated the Execution Time, to the effect that:

                           (i) each of the Company and its Subsidiaries has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                           (ii) all the  outstanding  shares of capital stock of
                  each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                           (iii) the Company's authorized equity  capitalization
                  is as set forth in the Registration Statement; and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the third sentence of Section 1(a) of this Agreement);

                           (iv) the Indenture has been duly authorized, executed
                  and  delivered,  has  been  duly  qualified  under  the  Trust
                  Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and the Procedures and delivered by the Trustee and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                           (v) the Company is a public utility  holding  company
                  within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is exempt from registration as such under such Act; and the Company is not subject to registration under the Investment Company Act of 1940, as amended;

                           (vi) to the best knowledge of such counsel,  there is
                  no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                  (vii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained therein or the Trustee's Statement of Eligibility on Form T-1) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained or incorporated by reference therein or to any information relating to the book-entry system of payments and transfers of the Notes or the depository therefor set forth under the captions "Description of Medium-Term Notes - Book Entry System" in the Prospectus or as to the Trustee's Statement of Eligibility on Form T-1);

                           (viii) this Agreement has been duly authorized, executed and delivered by the Company;

                           (ix) no consent, approval,  authorization or order of
                  any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

                           (x)  neither  the   execution  and  delivery  of  the
                  Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any judgment, order, decree or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

                           (xi) no holders of  securities  of the  Company  have
                  rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and may assume that the laws of the State of New York are identical to the laws of the State of South Carolina. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

                  (c) The Company shall have furnished to each Agent the opinion of McNair Law Firm, P.A., counsel for the Company, dated the Execution Time, to the effect that:

(i) each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) the Company's authorized equity capitalization is as set forth in the Registration Statement; and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the third sentence of Section 1(a) of this Agreement);
                                    36

(iii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws effecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and the Procedures and delivered by the Trustee and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

     (iv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained therein or the Trustee's Statement of Eligibility on Form T-1) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained or incorporated by reference therein or to any information relating to the book-entry system of payments and transfers of the Notes or the depository therefor set forth under the caption "Description of Medium-Term Notes - Book Entry System" in the Prospectus or as to the Trustee's Statement of Eligibility on Form T-1);

(v) the Company is a public utility holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is exempt from registration as such under such Act; and the Company is not subject to registration under the Investment Company Act of 1940, as amended;

(vi) this Agreement has been duly authorized, executed and delivered by the Company; and

(vii) neither the execution and delivery of the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any judgment, order, decree or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and may assume that the laws of the State of New York are identical to the laws of the State of South Carolina. References to the Prospectus in this paragraph (c) include any supplements thereto at the date such opinion is rendered.

                  (d) Each Agent shall have received from Thelen Reid & Priest LLP, New York, New York, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to each Agent a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects upon and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                           (ii) no stop order  suspending the  effectiveness  of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto dated after the Execution Time), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the Execution Time).

                  (f) At the Execution Time, Deloitte & Touche LLP shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                           (i) in their opinion the audited financial statements, financial statement schedules and pro forma financial statements, if any, included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                           (ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                                    (1)  any  unaudited  consolidated  financial
                           statements    included   or   incorporated   in   the
                           Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

     (2) with respect to the period subsequent to the date of the most recent consolidated financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt, common equity or preferred stock (not subject to purchase or sinking funds) of the Company and its subsidiaries, or decreases in the stockholders' investment of the Company and its subsidiaries, as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year in operating revenues or operating income or income before interest charges or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

                                    (3) the amounts  included  under the caption
                           "Summary Consolidated Financial and Operating Information" in the Prospectus, were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                           (iii) they have  performed  certain  other  specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including certain of the information included or incorporated in Items 1, 6, 7, 10 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, certain of the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, and the information included in the Prospectus under the captions "Ratio of Earnings to Fixed Charges" and "Summary Consolidated Financial and Operating Information," agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                           (iv) if unaudited pro forma financial  statements are
                  included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and its subsidiaries (including any entity which is acquired, by merger or otherwise, after the Execution Time, and including any entity which is the subject of any contract to acquire, by merger or otherwise, on the date of such financial statements) who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

                  (g) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates, letters from accountants and opinions of counsel as the Agents may reasonably request.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and their counsel, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         The documents required to be delivered by this Section 5 shall be delivered at the office of Thelen Reid & Priest LLP, counsel for the Agents, at 40 West 57th Street, New York, New York 20019, at the Execution Time.

         6.        Conditions to the Obligations of the Purchaser.

         The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                  (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company or any Agent, be contemplated by the Commission.

                  (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(e) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of McNair Law Firm, P.A., counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(c), (iii) the opinion of the General Counsel, or an Associate General Counsel for the Company designated by its General Counsel, dated as of the Closing Date, to the effect set forth in Section 5(b), (iv) the opinion of Thelen Reid & Priest LLP, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(d), and (v) a letter of Deloitte & Touche LLP, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(f).

                  (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         7.       Right of Person Who Agreed to Purchase to Refuse to Purchase.

                  (a) The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied in all material respects.

                  (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of the Sections 9 (b) (i) through (v) shall have occurred (without regard to any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to exercise the judgment permitted to be exercised under this Section 7(b) and Section 9(b)).

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


         8.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each of you, the directors, officers, employees and agents of each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each of you agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Prospectus and under the heading "Plan of Distribution" in the Prospectus, constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified  party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and any of you may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by such of you pursuant to Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Company is responsible for the balance; provided, however, that (y) in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable) and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         9.       Termination.

         This Agreement will continue in effect until terminated as provided in this Section 9. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(h), Section 8 and Section 10.

                  (a) This Agreement may be terminated by either the Company as to any of you or by any of you insofar as this Agreement relates to such of you, by giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given.

                  (b) Each Terms Agreement (whether oral or written) shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time (i) there shall have occurred, subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note, (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, (iii) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared either by Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus (exclusive of any supplement thereto.)

10.      Representations and Indemnities to Survive.

         The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation
Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement.

         11.      Notices.

          All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered, telecopied or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1426 Main Street, Columbia, South Carolina 29201, attention of the General Counsel.

         12.      Successors.

         This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, directors, officers, employees, agents and controlling persons and controlling persons referred to in Section 8 hereof, and, to the extent provided in Section 7, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder.

         13.      Applicable Law.

         This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.
                                     Very truly yours,
                                     SCANA Corporation

                               By:

                             Its:

The foregoing Agreement is
hereby confirmed and accepted as of the date hereof.

 PaineWebber Incorporated

By:
      Its:

Credit Suisse First Boston Corporation

By:
      Its:

NationsBanc Montgomery Securities LLC

By:
      Its:

                                   SCHEDULE I


                  The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by such Agent:


Maturity Range of Notes amount                          Percentage of Principal

From 9 months to less than 1 year                               .125%

From 1 year to less than 18 months                              .150%

From 18 months to less than 2 years                             .200%

From 2 years to less than 3 years                               .250%

From 3 years  to less than 4 years                              .350%

From 4 years  to less than 5 years                              .450%

From 5 years  to less than 6 years                              .500%

From 6 years  to less than 7 years                              .550%

From 7 years  to less than 10 years                             .600%

From 10 years to less than 15 years                             .625%

From 15 years to less than 20 years                             .700%

From 20 years up to and including 30 years                      .750%

 The fee for maturities other than those specified above shall be determined by interpolation between such specified maturities on a pro rata monthly basis.

Address for Notice to you:

 Notices to PaineWebber  Incorporated shall be directed to it at Capital Markets
- 11th Floor, 1285 Avenue of the Americas, New York, NY 10019.

 Notices to Credit Suisse First Boston Corporation shall be directed to it at Eleven Madison Avenue, New York, NY 10010.

 Notices to NationsBanc Montgomery Securities LLC shall be directed to it at NationsBank Corporate Center, 100 North Tryon Street; NC1-007-07-01, Charlotte, North Carolina 28255.

44